UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 14, 2020  (October 9, 2020)

Hallador Energy Company
(Exact name of registrant as specified in its charter)

Colorado	001-34743	84-1014610
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1183 East Canvasback Drive, Terre Haute, Indiana 47802
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (812) 299-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange  Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, $.01 par value	HNRG	Nasdaq

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

On October 9, 2020, we held our annual meeting of shareholders in Terre Haute, Indiana.    There were 23,992,948 shares present at the meeting in person or by proxy, representing 78.75% of the total outstanding shares eligible to vote.  The final results for each of the matters submitted to a vote of shareholders at the annual meeting are set forth below:

Proposal #1 - Election of six directors to serve for a one-year term expiring in 2021:

NAME OF DIRECTOR	FOR	WITHHELD
BRENT K. BILSLAND	14,305,833	593,223
DAVID C. HARDIE	14,249,007	650,049
STEVEN R. HARDIE	14,228,213	670,843
BRYAN H. LAWRENCE	14,236,886	662,170
DAVID J. LUBAR	14,378,341	520,715
CHARLES R. WESLEY, IV	14,084,496	814,560

Proposal #2 - To approve, on an advisory basis, the named executive officers' compensation:

FOR	AGAINST	ABSTAIN
14,222,001	576,244	100,811

Proposal #3 - To ratify the appointment of Plante & Moran, PLLC, as our independent registered public accounting firm for 2020:

FOR	AGAINST	ABSTAIN
23,515,108	423,081	54,759

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 14, 2020	By:	/s/LAWRENCE D. MARTIN
Lawrence D. Martin CFO